UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2018, DST Systems, Inc., a Delaware corporation (the “Company”) entered into a separation agreement (the "Separation Agreement") with Mr. Gregg Wm. Givens, the Company's Senior Vice President, Chief Financial Officer and Treasurer, to be effective as of and contingent on the consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2018, by and among the Company, SS&C Technologies Holdings, Inc., a Delaware corporation (“Parent”), and Diamond Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Separation Agreement, upon the Effective Time (as defined in the Merger Agreement) Mr. Givens' employment with us will be terminated in a "Qualifying CIC Termination" pursuant to the Executive Severance Plan.

In satisfaction of all obligations of the Company to Mr. Givens under the Executive Severance Plan, Mr. Givens will receive the cash severance and benefits as described in the Executive Severance Plan on the Closing Date (as defined in the Merger Agreement). In addition, in lieu of conversion of any of Mr. Givens' outstanding RSUs and PSUs into Parent equity awards pursuant to the Merger Agreement, such awards shall be converted into cash (based upon a cash price of $84.00 per share) and paid in a cash lump sum on the Closing Date, provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any six month delay required by Section 409A. The cash severance, benefits and treatment of equity pursuant to the Separation Agreement as described above is contingent on Mr. Givens re-executing the Separation Agreement, ratifying and confirming the release and representations therein, as of the Effective Time.

The above description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement by and between DST Systems, Inc., SS&C Technologies Holdings, Inc. and Gregg Wm. Givens, dated as of April 11, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST SYSTEMS, INC.

Dated: April 13, 2018	By:	/s/ Aisha Reynolds
Name: Aisha Reynolds
Title: Vice President, Securities & Governance, and Assistant Secretary

DST SYSTEMS, INC.

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Separation Agreement by and between DST Systems, Inc., SS&C Technologies Holdings, Inc. and Gregg Wm. Givens, dated as of April 11, 2018